UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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                                 H&R Block, Inc.
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                (Name of Registrant as Specified in its Charter)


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          H&R BLOCK SAYS BREEDEN NOMINEES THREATEN AUDITOR INDEPENDENCE

   Says Breeden Partners Offers No New Ideas and Only A Disruption of Momentum

         KANSAS CITY, Mo. August, 2, 2007 -- H&R Block Inc. (NYSE: HRB) announced today that it is urging all shareholders to protect their investment by voting for the Company's director nominees. In a letter to shareholders, the Company warns that "Breeden Partners' nominees, should they join our Board, create a grave risk of impairing the independence of your Company's auditor." The Company further points out that "If your Company is forced to change auditors next month due to Mr. Breeden's outside activities, such a change would be costly, disruptive and inconsistent with good practice." More information on this matter is available under Item 2 of the proxy statement H&R Block filed on July 30, 2007.


The full text of the letter follows:

Dear Fellow Shareholder:

         Over the past year, we have strengthened our focus on our core tax, accounting and related financial services businesses. In addition, we have fueled the growth of our Tax Services business through the creation of H&R Block Bank and are confident that the Bank will enhance our ability to attract and retain early tax return filers, giving us a strong competitive advantage. We believe our shareholders can look to a bright future for H&R Block as a result of these steps taken under the leadership of your Board of Directors.

         Given our positive momentum, it is unfortunate that Mr. Richard Breeden, through his hedge fund Breeden Partners, is seeking to have himself and two of his associates elected to our Company's Board of Directors without having put forth any new or constructive ideas or a plan to improve value for shareholders.

         In fact, Breeden Partners' nominees pose a significant disruption to our progress and our strategic plan. Consider the following: Mr. Breeden, a former regulator turned hedge fund manager, is the government-appointed Monitor for KPMG, your Company's independent auditor - a fact which he inexplicably failed to disclose in his initial filing with the SEC. Breeden Partners' nominees, should they join our Board, create a grave risk of impairing the independence of your Company's auditor.

         If your Company is forced to change auditors next month due to Mr. Breeden's outside activities, such a change would be costly, disruptive and inconsistent with good practice. Because the forced change would occur abruptly with virtually no transition period, it would divert a significant amount of

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management and Board time and attention away from executing the Company's strategic plan and delivering shareholder value.

         It is surprising that Mr. Breeden, with his SEC and corporate governance background, would be so dismissive of the auditor independence issues created by his actions and the disruption to the Company that would follow from the loss of KPMG. ASK YOURSELF WHOSE INTERESTS MR. BREEDEN HAS IN MIND-- YOURS OR HIS OWN?

         By continuing to execute the Company's strategic plan, I believe that we are on track to deliver superior value for all H&R Block shareholders. This is not the time for costly distractions and disruption.

         The annual meeting of shareholders is just four weeks away. I urge you to vote FOR the Company's highly qualified, dedicated director nominees TODAY -- by telephone, by Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.

         Thank you for your continued support,


         Mark Ernst

         Chairman, President and CEO


                                      # # #

ABOUT H&R BLOCK
H&R Block Inc. (NYSE: HRB) is a leading provider of tax, financial, and accounting and business consulting services and products. H&R Block is the world's largest tax services provider, having prepared more than 400 million tax returns since 1955. The company and its subsidiaries reported revenues of $4.0 billion and net income from continuing operations of $374.3 million in fiscal year 2007. The company has continuing operations in three principal business segments: Tax Services (income tax return preparation and related services and products via in-office, online and software solutions); Business Services (accounting, tax and business consulting services primarily for midsized companies); and Consumer Financial Services (brokerage services, investment planning and related financial advice along with full-service consumer banking). Headquartered in Kansas City, Mo., H&R Block markets its continuing services and products under two leading brands - H&R Block and RSM McGladrey. For more information visit our Online Press Center at www.hrblock.com.

FORWARD LOOKING STATEMENTS
This release may contain forward-looking statements, which are any statements that are not historical facts. These forward-looking statements are based upon the current expectations of the company and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements


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involve risks and uncertainties and speak only as of the date on which they are made, the company's actual results could differ materially from these statements. These risks and uncertainties relate to, among other things, the company's pending sale of Option One Mortgage Corp.; competitive factors; regulatory capital requirements; the company's effective income tax rate; litigation; and changes in market, economic, political or regulatory conditions. Information concerning these risks and uncertainties is contained in Item 1A of the company's 2007 annual report on Form 10-K and in other filings by the company with the Securities and Exchange Commission.


IMPORTANT ADDITIONAL INFORMATION
On July 31, 2007, H&R Block began mailing to its shareholders a definitive proxy statement in connection with H&R Block's 2007 Annual Meeting of Shareholders. H&R Block urges its security holders to read the definitive proxy statement (as well as any amendments or supplements to the proxy statement) and other documents relating to the 2007 Annual Meeting when they become available, because the definitive proxy statement contains, and other documents will contain, important information. Security holders may obtain free copies of the definitive proxy statement (as well as any amendments or supplements to the proxy statement) and other relevant documents when available (including any additional proxy solicitation materials filed with the Securities and Exchange Commission (SEC)) at the SEC's website (www.sec.gov). In addition, copies of the definitive proxy statement and other documents may be obtained for free by directing a request to: H&R Block, Inc., Attn: Corporate Secretary, 1 H&R Block Way, Kansas City, MO 64105, (816) 854-3000 or from our website (www.hrblock.com). Copies of the proxy materials also may be requested by contacting our proxy solicitor, Innisfree M&A Incorporated, at 877-456-3463 toll-free.


Media Contacts: Adam Miller or Michael Pascale, Abernathy MacGregor Group, 212-371-5999







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